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                                                                      Exhibit 23

                        Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Alco Standard Corporation for the registration of 365,871 shares of its common stock and to the incorporation by reference therein of our report dated November 1, 1993, with respect to the consolidated financial statements and schedules of Alco Standard Corporation included in its Annual Report (Form 10-K) (as amended by its Form 10-K/A dated May 5, 1994) for the year ended September 30, 1993, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young
                                                  --------------------

July 27, 1994
Philadelphia, Pennsylvania